NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

After Recording Return To:

Sharon E. Peebles

1218 A Potomac Drive

Houston, Texas 77057

HARTMAN XX LIMITED PARTNERSHIP

DEED OF TRUST, SECURITY AGREEMENT,

FINANCING STATEMENT, AND ABSOLUTE ASSIGNMENT OF RENTS

THIS DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, AND ABSOLUTE ASSIGNMENT OF RENTS is made as of May 1, 2015 by HARTMAN HILLCREST, LLC, a Texas limited liability company (“Grantor” whether one or more), to SHARON E. PEEBLES, as Trustee, whose address is 1218 A Potomac Drive, Houston, Texas 77057 (“Trustee”), for the benefit of HARTMAN XX LIMITED PARTNERSHIP (“Lender”).

For $10 and other consideration, Grantor grants to Trustee the Mortgaged Property (defined below) in trust, to secure the full and timely payment and performance of the Indebtedness (defined below) and Obligations (defined below), and grants to Lender a security interest in the Personalty (defined below), to secure the full and timely payment and performance of the Indebtedness and Obligations.  As additional consideration, Grantor presently and absolutely assigns to Lender the Rents (defined below), subject to a license back to Grantor, as described in Article Four.  The conveyance of the Mortgaged Property is subject to the Permitted Encumbrances (defined below).  Grantor agrees as follows:

ARTICLE ONE

DEFINITIONS

1.1

Definitions.  As used herein, the following terms shall have the following meanings:

“Architectural Barrier Laws” means any and all architectural barrier laws including, without limitation, the Americans with Disabilities Act of 1990, P.L. 101-336, and the Architectural Barrier Act, 23 Tex. Rev. Civ. Stat. Art. 9102, as amended, or any successor thereto.

“Lender” means Hartman XX Limited Partnership and its successors and assigns whether or not such successor and/or assign is a financial institution.

“Borrower” means, collectively, Grantor, Hartman Hillcrest LLC, a Texas limited liability company, and each other Person who from time to time becomes a Borrower under the Loan Agreement.

“Contracts” means all of the right, title and interest of Grantor, including equitable rights, in, to, and under any and all (a) contracts for the purchase of all or any portion of the Mortgaged Property, whether such contracts are now or at any time hereafter existing, including, but without limitation, any and all

DEED OF TRUST

earnest money or other deposits escrowed or to be escrowed or letters of credit provided or to be provided by the purchasers under the contracts, including all amendments and supplements to and renewals and extensions of the contracts at any time made, and together with all payments, earnings, income, and profits arising from the sale of all or any portion of the Mortgaged Property or from the contracts and all other sums due or to become due under and pursuant thereto and together with any and all earnest money, security, letters of credit or other deposits under any of the contracts; (b) contracts, licenses, or permits which are directly or indirectly related to, or connected with, the development, ownership, maintenance or operation of the Mortgaged Property, whether such contracts, licenses, and permits are now or at any time thereafter existing, and all improvements constructed or to be constructed on the Mortgaged Property with all Legal Requirements applicable to the Mortgaged Property; (c) any and all right, title, and interest Grantor may have in any financing arrangements relating to the financing of or the purchase of all or any portion of the Mortgaged Property by future purchasers; and (d) all other contracts which in any way relate to the use, enjoyment, occupancy, operation, maintenance, repair, management or ownership of the Mortgaged Property (save and except any and all Leases), including, but not limited to, maintenance and service contracts and management agreements.

“Deed of Trust” means this Deed of Trust, Security Agreement, Financing Statement and Absolute Assignment of Rents and all amendments, renewals, extensions and replacements to such.

“Disposition” means any sale, lease (except as permitted in the Loan Documents or otherwise in the ordinary course of the business of the Grantor), exchange, assignment, conveyance, transfer, trade, encumbrance (except in favor of Lender or otherwise permitted in the Loan Documents) or other disposition of all or any portion of the Mortgaged Property (or any interest therein) (except as expressly permitted in the Loan Documents).

“Environmental Laws” means any federal, state, or local law, statute, ordinance, or regulation, whether now or hereafter in effect, pertaining to health, industrial hygiene, or the environmental conditions on, under, or about the Mortgaged Property, including, without limitation, the following as now or hereafter amended: Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), 42 U.S.C. § 9601 et seq.; Resource, Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq. as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), Pub. L. 99-499, 100 Stat. 1613; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; Emergency Planning and Community Right to Know Act of 1986 (“EPCRA”), 42 U.S.C. § 11001 et seq.; Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act (“FWPCA”), 33 U.S.C. § 1251 et seq.; and any corresponding state laws or ordinances including but not limited to the Texas Water Code (“TWC”) § 26.001 et seq.; Texas Health & Safety Code (“THSC”) § 361.001 et seq.; and regulations rules, guidelines, or standards promulgated pursuant to such laws, statutes and regulations, as such statutes, regulations, rules, guidelines, and standards are amended from time to time.

“Environmental Report” means a detailed review of the environmental condition of the Mortgaged Property in scope satisfactory to Lender by an environmental consulting firm approved in advance by Lender.

“Fixtures” means any and all materials, supplies, equipment, systems, apparatus, and other items now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in, or used in connection with (temporarily or permanently) any of the Improvements or the Land, which are now owned or hereafter acquired by Grantor and are now or hereafter attached to the Land or the Improvements, together with all accessions, appurtenances, replacements, betterments, and substitutions for any of the foregoing and the proceeds thereof.

DEED OF TRUST

“Governmental Authority” means any and all applicable courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence.

“Grantor” means each Person designated in the first sentence of this Deed of Trust as Grantor and that Person’s heirs, personal representatives, successors and assigns, and all subsequent owners of the Mortgaged Property (without implying Lender’s consent to any Disposition of all or any portion of the Mortgaged Property).

“Guarantor” means each Person which guarantees, in whole, or in part, the repayment of the Note.

“Hazardous Substances” means any substance, product, waste, or other material which is or becomes listed, regulated, or addressed as being a toxic, hazardous, polluting, or similarly harmful substance under any Environmental Law, including, without limitation: (a) any substance included within the definition of “hazardous waste” pursuant to Section 1004 of RCRA; (b) any substance included within the definition of “hazardous substance” pursuant to Section 101 of CERCLA; (c) any substance included within (i) the definition of “regulated substance” pursuant to Section 26.342(11) of TWC; or (ii) the definition of “hazardous substance” pursuant to Section 361.003(11) of THSC; (d) asbestos; (e) polychlorinated biphenyls; (f) petroleum products; (g) underground storage tanks, whether empty, filled or partially filled with any substance; (h) any radioactive materials, urea formaldehyde foam insulation or radon; (i) any substance included within the definition of “waste” pursuant to Section 30.003(b) of TWC or “pollutant” pursuant to Section 26.001(13) of TWC; and (j) any other chemical, material or substance, the exposure to which is prohibited, limited or regulated by any Governmental Authority on the basis that such chemical, material or substance is toxic, hazardous or harmful to human health or the environment.  The term “Hazardous Substance” shall not include those chemicals at the Mortgaged Property which are kept in de minimis quantities (5 gallons or less), properly containerized and labeled for retail use, and utilized according to label instructions for general maintenance purposes.

“Hazardous Substances Contamination” means the contamination (whether presently existing or hereafter occurring) of the Improvements, facilities, soil, groundwater, surface water, air or other elements on or of the Mortgaged Property by Hazardous Substances, or the contamination of the buildings, facilities, soil, groundwater, surface water, air or other elements on or of any other property as a result of Hazardous Substances at any time (whether before or after the date of the Deed of Trust) emanating from the Mortgaged Property.

“Impositions” means: (a) all real estate and personal property taxes, charges, assessments, standby fees, excises, and levies and any interest, costs, or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied, or imposed upon the Mortgaged Property or the ownership, use, occupancy, or enjoyment thereof, or any portion thereof, or the sidewalks, streets, or alleyways adjacent thereto; (b) any charges, fees, license payments, or other sums payable for or under any easement, license, or agreement maintained for the benefit of the Mortgaged Property; (c) water, gas, sewer, electricity, and other utility charges and fees relating to the Mortgaged Property; and (d) assessments and charges arising under any subdivision, condominium, planned unit development, or other declarations, restrictions, regimes, or agreements affecting the Mortgaged Property.

“Improvements” means any and all buildings, open parking areas, structures and other improvements of any kind or nature, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed, or constructed upon the Land or any part thereof.

DEED OF TRUST

“Indebtedness” means all present and future indebtedness, obligations, and liabilities, including all direct and contingent obligations arising under letters of credit, Lender’s acceptances, Lender guaranties and similar instruments, net obligations under any swap contract, overdrafts, Automated Clearing House obligations, and other financial accommodations which could be considered a liability under Generally Accepted Accounting Principles, and all renewals, extensions, and modifications thereof, or any part thereof, now or hereafter owed to Lender by Borrower, and all interest accruing thereon and costs, expenses, and reasonable attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, but not limited to, the indebtedness, obligations, and liabilities evidenced, secured, or arising pursuant to any of the Loan Documents, and all renewals and extensions thereof, or any part thereof, and all present and future amendments thereto.  “Indebtedness,” however, does not include any debt which is covered by the federal Truth-in-Lending Act.

“Land” means all that certain real property or interest therein, more particularly described in Exhibit “A” attached hereto and incorporated herein by this reference, together with all right, title, interest, and privileges of Grantor in and to (a) all streets, ways, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to such real property or the improvements thereon; (b) any strips or gores of real property between such real property and abutting or adjacent properties; (c) all water and water rights, timber and crops pertaining to such real estate; and (c) all appurtenances and all reversions and remainders in or to such real property.

“Lease Guaranties” means all claims and rights under any and all lease guaranties, letters of credit and any other credit support (individually, a “Lease Guaranty”, and collectively, the “Lease Guaranties”) given to Borrower by any guarantor in connection with any of the Leases (individually, a “Lease Guarantor”, and collectively, the “Lease Guarantors”).

“Leases” means any and all leases, licenses, or other agreements (whether written or oral, or now or hereafter in effect) which grant to third parties a possessory interest in and to, or the right to use or occupy, all or any part of the Mortgaged Property, together with all security and other deposits or payments made in connection therewith.

“Legal Requirements” means:  (a) any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, or ordinances of any Governmental Authority in any way applicable to Grantor, any Guarantor or the Mortgaged Property, including, without limiting the generality of the foregoing, the ownership, use, occupancy, possession, construction, operation, maintenance, alteration, repair, or reconstruction thereof, including all applicable Architectural Barrier Laws; (b) any and all covenants, conditions, and restrictions contained in any deeds, other forms of conveyance, or in any other instruments of any nature that relate in any way or are applicable to the Mortgaged Property or the ownership, use, or occupancy thereof; (c) Grantor’s or any Guarantor’s presently or subsequently effective bylaws and articles of incorporation, operating agreement and articles of organization or partnership, limited partnership, joint venture, trust, or other form of business association agreement; and (d) any and all Leases and other contracts (written or oral), of any nature that relate in any way to the Mortgaged Property and to which Grantor or any Guarantor may be bound.

“Loan Documents” means this Deed of Trust, the Note, and all other documents, whenever executed, which evidence, secure, guarantee or relate to the indebtedness evidenced by the Note, as such may be renewed, extended, modified, and replaced.

“Maximum Rate” means the maximum non-usurious rate of interest (or, if the context so requires, an amount calculated at such rate) which Lender is allowed to contract for, charge, take, reserve, or

DEED OF TRUST

receive under the Loan Documents pursuant to applicable federal or state (whichever is higher) law from time to time in effect after taking into account, to the extent required by applicable federal or state (whichever is higher) law from time to time in effect, any and all relevant payments or charges under the Loan Documents.

“Minerals” means all substances in, on, under or above the Land which are now, or may become in the future, intrinsically valuable (that is, valuable in themselves) and which now or may be in the future enjoyed through extraction or removal from the property, including, without limitation, oil, gas, and all other hydrocarbons, coal, lignite, carbon dioxide and all other nonhydrocarbon gases, uranium and all other radioactive substances, and gold, silver, copper, iron and all other metallic substances or ores.

“Mortgaged Property” means all interest of Grantor now owned or hereafter acquired in and to the Land, Minerals, Fixtures, Improvements, Personalty, Contracts and Leases, together with any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Indebtedness or the performance and discharge of the Obligations.  As used in this Deed of Trust, the term “Mortgaged Property” shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above and all or, where the context permits or requires, any interest therein.

“Note” means that certain Promissory Note dated effective as of May 1, 2015 in the original principal amount of $11,400,000.00, executed by Borrower and payable to the order of Lender, and all amendments, restatements, increases, renewals, and extensions thereof.

“Obligations” means any and all of the covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower or Guarantor to Lender as set forth in the Loan Documents.

“Permitted Encumbrances” means (a) the lien and security interest created by this Deed of Trust and any other lien against the Mortgaged Property in favor of Lender, and all liens and security interests expressly permitted by Lender, (b) the liens and/or encumbrances set forth in Exhibit “B” attached hereto and made a part hereof, if any, or (c) the matters, if any, set forth as exceptions on Schedule B of the Title Policy, if any, or (d) if no Exhibit “B” is attached hereto and no Title Policy is issued, then any liens and/or encumbrances affecting the Mortgaged Property appearing (as of the date of this Deed of Trust) in the Real Property Records of the county(ies) in which the Land is situated, but only to the extent the same are valid and subsisting, plus all renewals and extensions of the foregoing (hereinafter called the “Permitted Encumbrances”).

“Person” means any natural person, firm, corporation, association, partnership, joint venture, trust, or other entity as applicable.

“Personalty” means all of the right, title, and interest of Grantor in and to (a) all equipment and all materials of every nature now or later situated upon the Land and (i) intended to be incorporated into the Improvements, or (ii) that are or become Fixtures, (b) all equipment, now owned or later acquired by Grantor and now or later situated on the Land or in the Improvements and that are necessary to the use or occupancy of the Improvements, but excluding (for purposes of this Deed of Trust) equipment used principally in Grantor’s business operations; (c) all cash funds, fees (whether refundable, returnable or reimbursable), deposit accounts or other funds or evidences of cash, credit or indebtedness deposited by or on behalf of Grantor with any governmental agencies, boards, corporations, providers of utility services, public or private, any awards, reimbursements, settlements, or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Improvements, Fixtures, Contracts, or Personalty, plus trademarks, trade names and symbols used in connection with the Land and Improvements; any and all of which are now owned or hereafter acquired by Grantor, and which are now or hereafter situated in, on, or about the Land or the Improvements, or used in or necessary to the complete and proper

DEED OF TRUST

development, construction, use, occupancy, or operation thereof, together with all accessions, replacements, and substitutions thereto or therefor and the proceeds thereof.

“Rents” means all rent and other income from the Mortgaged Property, including all rent and other income under all existing or future Leases.

“Title Policy” means a Mortgagee Policy of Title Insurance or Binder, if and as required by Lender, including any endorsements required by Lender, issued by a title company for the benefit of Lender and relating to the Land and the lien created by this Deed of Trust.

“Trustee” means the individual described as Trustee in the initial paragraph to this Deed of Trust.

1.2

Additional Definitions.

(a)

All pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require.

(b)

“Including” means including, without limitation.

(c)

All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

ARTICLE TWO

SECURED INDEBTEDNESS

2.1

Secured Indebtedness. This Deed of Trust is made to secure and enforce the timely payment of the Indebtedness, and the full and timely performance of the Obligations.

ARTICLE THREE

REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF GRANTOR

3.1

Representations and Warranties.  Grantor does hereby represent and warrant to Lender as follows:

(a)

Financial Matters.  Grantor is solvent, is not bankrupt and has no outstanding liens, suits, garnishments, Bankruptcies or court actions which could render Grantor insolvent or Bankrupt.  There has not been filed by or (to Grantor’s knowledge) against Grantor a petition in Bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Grantor or any portion of Grantor’s property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the United States Bankruptcy Code or any state law.  All reports, statements, contracts of sale, and other data furnished by Grantor to Lender in connection with the loan evidenced by the Note are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading.  No material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of Grantor or of any tenant

DEED OF TRUST

under lease described in such reports, statements and other data.  For the purposes of this Section, Grantor shall also include any joint venturer or general partner of Grantor.

(b)

Title and Authority.  Grantor is the lawful owner of good and indefeasible title to the Land and Improvements and has good and marketable title to the Fixtures and Personalty, and has good right and authority to grant, encumber, sell, transfer, assign and mortgage the Land and Improvements and to grant a security interest in the Personalty.

(c)

Permitted Encumbrances.  The Mortgaged Property is free and clear from all liens, security interests and encumbrances except the Permitted Encumbrances.  There are no mechanic’s or materialmen’s liens or other claims constituting or that may constitute a lien on the Mortgaged Property, or any part thereof.

(d)

No Homestead.  If Grantor is a natural person, no portion of the Mortgaged Property is being used as Grantor’s business or residential homestead.

(e)

Compliance with Covenants and Laws.  The Mortgaged Property and the intended use thereof by Grantor do not violate any Legal Requirements, without reliance upon grandfather provisions or adjacent or other properties.  Grantor has obtained all requisite zoning, utility, building, health and operating permits from each Governmental Authority having jurisdiction over the Mortgaged Property.  All engineering specifications with respect to the Mortgaged Property are within applicable environmental standards.

(f)

Environmental.  Except as disclosed in the Environmental Reports delivered to Lender prior to the date hereof, the Mortgaged Property does not contain any Hazardous Substances, and the Mortgaged Property is not affected by any Hazardous Substances Contamination.  The Mortgaged Property and the operations conducted thereon do not violate any Legal Requirement or Environmental Laws.  Grantor has not obtained and is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any Improvements and equipment forming a part of the Mortgaged Property by reason of any Environmental Laws.  Grantor undertook, at the time of acquisition of the Mortgaged Property, all appropriate inquiry into the previous ownership and uses of the Mortgaged Property consistent with good commercial or customary practice to determine that the Mortgaged Property and the uses therefor are in compliance with all Environmental Laws.  The use which Grantor makes and intends to make of the Mortgaged Property will not result in the disposal or other release of any Hazardous Substances on the Mortgaged Property, in violation of any Environmental Laws.

(g)

Condition of Property.  The Mortgaged Property is in good condition and repair with no deferred maintenance and is free from damage caused by fire or other casualty.

(h)

Encroachments.  None of the Improvements on the Mortgaged Property create an encroachment over, across or upon any of the Mortgaged Property boundary lines, rights of way or easements and no buildings or other improvements on adjoining land create such an encroachment, except as may be expressly recognized and permitted by Lender (including as shown on the Survey (as defined in the Loan Agreement) of the Mortgaged Property prior to the date hereof or covered by the Title Policy).

3.2

Affirmative and Negative Covenants and Agreements.  So long as the Indebtedness or any part thereof remains unpaid, or Lender has any further obligation under the Loan Documents, Grantor covenants and agrees with Lender as follows:

DEED OF TRUST

(a)

Payment and Performance.  Grantor will make prompt payment, as the same becomes due, of the Indebtedness and shall punctually and properly perform all of Grantor’s Obligations under the Loan Documents.

(b)

Operation of Mortgaged Property.  Grantor will operate the Mortgaged Property in accordance with all Legal Requirements and will pay all fees or charges of any kind in connection therewith.  Grantor will not use, or allow the use of, the Mortgaged Property in any manner which violates any Legal Requirement or which constitutes a public or private nuisance or which makes void, voidable or cancelable, any insurance then in force with respect thereto.  Grantor will not initiate or permit any zoning reclassification of the Mortgaged Property which is unacceptable to Lender or seek any variance under existing zoning ordinances applicable to the Mortgaged Property which is unacceptable to Lender or use or permit the use of the Mortgaged Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other applicable laws.  Grantor will not impose any restrictive covenants or encumbrances upon the Mortgaged Property, execute or file any subdivision plat or replat affecting the Mortgaged Property or consent to the annexation of the Mortgaged Property to any municipality, without the prior written consent of Lender.  Grantor will not agree or consent to any drilling or exploration for, or extraction, removal or production of Minerals from the surface or subsurface of the Mortgaged Property regardless of the depth thereof or the method of mining or extraction thereof.  Grantor will not do or suffer to be done any act whereby the value of any part of the Mortgaged Property may be materially lessened.  Grantor will allow Lender or its authorized representatives to enter the Mortgaged Property at any reasonable time during business hours after not less than twenty-four (24) hours prior oral or written notice to inspect the Mortgaged Property and Grantor will assist Lender or said representative in whatever way necessary to make such inspection.  If Grantor receives a notice or claim from any federal, state or other governmental entity pertaining to the Mortgaged Property, including, without limitation, a notice that the Mortgaged Property is not in compliance with any Legal Requirement, Grantor will promptly furnish a copy of such notice or claim to Lender.

(c)

Debts for Construction; Payment of Impositions.  Subject to Section 7.11, Grantor will cause all debts and liabilities of any character, including, without limitation, all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Mortgaged Property, incurred in the construction, maintenance, operation and development of the Mortgaged Property, to be promptly paid.  Grantor will duly pay and discharge, or cause to be paid and discharged, the Impositions not later than the earlier to occur of (i) the due date thereof, (ii) the date any fine, penalty, interest, or cost may be added thereto or imposed, or (iii) the date prior to any date any lien may be filed for the nonpayment thereof (if such date is used to determine the due date of the respective item), and Grantor shall deliver to Lender a written receipt evidencing the payment of the respective Imposition.

(d)

Repair and Maintenance.  Grantor will keep the Mortgaged Property in good order, repair, operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Mortgaged Property to be misused, abused or wasted or to deteriorate.  Grantor will not, without the prior written consent of Lender, (i) remove from the Mortgaged Property any Fixtures or personal property covered by this Deed of Trust except those replaced by Grantor by an article of equal suitability and value, owned by Grantor, free and clear of any lien or security interest (except that created by this Deed of Trust); (ii) make any structural alteration to the Mortgaged Property or any other alterations thereto which impair the value thereof; or (iii) make any alteration to the Mortgaged Property involving an estimated expenditure exceeding $50,000 except pursuant to plans and specifications approved in writing by Lender.

(e)

Insurance and Casualty.  Grantor will keep the Mortgaged Property insured against loss or damage by fire, explosion, windstorm, hail, flood (if the Mortgaged Property shall at any

DEED OF TRUST

time be located in an identified “flood prone area” in which flood insurance has been made available pursuant to the Flood Disaster Protection Act of 1973), tornado and such other hazards as may be required by Lender by policies of fire, extended coverage and other insurance (including builder’s risk, if applicable) in such company or companies, in such amounts, upon such terms and provisions, and with such endorsements, all as may be acceptable to Lender and as set forth in the Loan Agreement.  Grantor will also provide such other insurance with respect to the Mortgaged Property as Lender may from time to time require (including Commercial General Liability), in such companies, upon such commercially reasonable terms and provisions, in such amounts, and with such endorsements, all as are approved by Lender.  In the event any of the Mortgaged Property covered by such insurance is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (i) Lender may, but shall not be obligated to, make proof of loss if not made promptly by Grantor; (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Lender instead of to Grantor; and (iii) Lender shall have the right to apply the insurance proceeds first, to reimburse Lender or Trustee for all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection with the collection of such proceeds and, second, the remainder of said proceeds shall be applied, at the sole discretion of Lender, in payment (without premium or penalty) of the Indebtedness, either in whole or in part, in the order determined by Lender in its sole discretion, or to the repair, restoration or replacement, either partly or entirely, of the Mortgaged Property so destroyed or damaged, provided that, any insurance proceeds held by Lender to be applied to repair, restoration or replacement of the Mortgaged Property shall be so held without payment or allowance of interest thereon and shall be paid out from time to time upon compliance by Grantor with such terms, conditions and requirements as may be reasonably imposed by Lender.  In any event the unpaid portion of the Indebtedness shall remain in full force and effect and Grantor shall not be excused in the payment thereof.  If any act or occurrence of any kind or nature (including any casualty on which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Mortgaged Property, Grantor shall give immediate written notice thereof to Lender and, unless otherwise so instructed by Lender, shall promptly, at Grantor’s sole cost and expense and regardless of whether the insurance proceeds, if any, shall be sufficient for the purpose, restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction in accordance with plans and specifications submitted to and approved by Lender.  Notwithstanding the preceding and any contrary provision in the Loan Documents, if an Event of Default does not then exist, Lender agrees to use such insurance proceeds to restore or rebuild the Improvements to their previous condition provided that all of the following conditions are satisfied: (i) Lender determines, in its sole and unreviewable discretion, that it is economically, financially and practically feasible to repair and restore the Improvements to their previous condition prior to the Note’s maturity date; (ii) the total cost of repairing and restoring the Improvements to their previous condition, as estimated by an architect or engineer approved by Lender, shall not be greater than the amount of such insurance proceeds together with any sums that Grantor deposits with Lender in advance for the purpose of paying for the cost of such repairs and restoration; (iii) such restoration and repair shall be accomplished in accordance with the standard requirements and conditions of Lender when monitoring and advancing in connection with a construction loan of similar size and complexity; (iv) all guaranties of the Indebtedness, or any portion thereof, shall remain in full force and effect and such Guarantors shall so confirm to Lender if requested by Lender; and (v) Grantor shall have provided to Lender satisfactory evidence that there has been no adverse change in the economic viability of the Mortgaged Property since the date of this Deed of Trust.  The Improvements shall be repaired and restored so as to be of at least equal value in substantially the same character as prior to such damage or destruction.  If such proceeds are made available by Lender to Grantor, any surplus which may remain out of said insurance proceeds after payment of all costs and expenses of such repair and restoration shall, at the option of Lender, be applied as a prepayment of the Note but without incurring any prepayment penalty.

DEED OF TRUST

(f)

Condemnation.  Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property or any portion thereof, or any other proceedings arising out of injury or damage to the Mortgaged Property, or any portion thereof, Grantor will notify Lender of the pendency of such proceedings.  Grantor shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in carrying on a defense of any such proceedings.  All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Mortgaged Property and all judgments, decrees and awards for injury or damage to the Mortgaged Property shall be paid to Lender and shall be applied, first, to reimburse Lender for all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection with collection of such proceeds and, second, the remainder of said proceeds shall be applied, at the sole discretion of Lender, to the payment of the Indebtedness (without premium or penalty) in the order determined by Lender in its sole discretion or paid out to repair or restore the Mortgaged Property so affected by such condemnation, injury or damage in the same manner as provided in Subsection (e) of this Section 3.2.  In any event the unpaid portion of the Indebtedness shall remain in full force and effect and Grantor shall not be excused in the payment thereof.  Grantor hereby assigns and transfers all such proceeds, judgments, decrees and awards to Lender and agrees to execute such further assignments of all such proceeds, judgments, decrees and awards as Lender may request.  Lender shall not be, in any event or circumstance, liable or responsible for the failure to collect, or the failure to exercise diligence in the collection of, any such proceeds, judgments, decrees or awards.

(g)

Escrow.  If requested by Lender at any time during the term the Indebtedness is outstanding in order to secure the performance and discharge of Grantor’s obligations under Subsections (c) (as to Impositions) and (e) of this Section 3.2 (but only after an Event of Default has occurred), but not in lieu of such obligations, Grantor will deposit with Lender a sum equal to ad valorem taxes, assessments and charges against the Mortgaged Property for the current year and the premiums for such policies of insurance for the current year, all as estimated by Lender and prorated to the end of the calendar month following the month during which this Deed of Trust is executed and delivered, and thereafter will deposit with Lender, on each date when an installment of principal and/or interest is due on the Note, sufficient funds (as estimated from time to time by Lender) to permit Lender to pay, at least fifteen (15) days prior to the due date thereof, the next maturing ad valorem taxes, assessments and charges and premiums for such policies of insurance.  All such funds so deposited shall bear no interest; provided, however, that, if an Event of Default (as hereinafter defined) shall have occurred, such funds may at Lender’s option be applied to the payment of the Indebtedness.  If funds on deposit with Lender are insufficient to make all payments due, Grantor will deposit with Lender the amount of any deficiency.

(h)

Further Assurances.  Grantor will, on request of Lender, promptly (i) correct any defect, error or omission which may be discovered in the contents of this Deed of Trust or in any other instrument now or hereafter executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, authorize, deliver and record or file such further instruments (including, without limitation, further deeds of trust, security agreements, financing statements, continuation statements and assignments of rents and leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Deed of Trust.

(i)

Fees and Expenses.  Subject to any applicable limitations provided in the other Loan Documents, Grantor will pay all appraisal fees, filing and recording fees, inspection fees, survey fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, uniform commercial code search fees, escrow fees, reasonable attorneys’ fees, and all other costs and expenses of every character incurred by Grantor or Lender in connection with the Indebtedness, either at the closing thereof or at any time during the term thereof, or otherwise attributable or chargeable to Grantor as owner of the Mortgaged Property, and will reimburse Lender for all such reasonable costs and expenses incurred by Lender. Grantor shall pay all expenses and reimburse Lender for any expenditures, including, without

DEED OF TRUST

limitation, reasonable attorneys’ fees and legal expenses, incurred or expended in connection with (i) the breach by Grantor of any covenant herein or in any other Loan Document; (ii) Lender’s exercise of any of its rights and remedies hereunder or under the Note or any other Loan Document or Lender’s protection of the Mortgaged Property and its lien and security interest therein; or (iii) any amendments to this Deed of Trust, the Note or any other Loan Document or any matter requested by Grantor or any approval required hereunder.  Grantor will indemnify and hold harmless Trustee and Lender (for purposes of this Subsection, the terms “Trustee” and “Lender” shall include the directors, officers, partners, employees, representatives, attorneys and agents of Trustee and Lender, respectively, and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Trustee and Lender, respectively) from and against, and reimburse them for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees) which may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with any bodily injury or death or property or property damage occurring in or upon or in the vicinity of the Mortgaged Property through any cause whatsoever or asserted against them on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Mortgaged Property or with this Deed of Trust, the Note or any other Loan Document.  WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF GRANTOR AND GRANTOR AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY) OR STRICT LIABILITY OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY.  HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO ANY INDEMNIFIED PARTY TO THE EXTENT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.  The foregoing indemnities shall not terminate upon release, foreclosure or other termination of this Deed of Trust but will survive foreclosure of this Deed of Trust or conveyance in lieu of foreclosure and the repayment of the Indebtedness and the discharge and release of this Deed of Trust and the other Loan Documents.  Any amount to be paid hereunder by Grantor to Lender and/or Trustee shall be subject to and governed by the provisions of Section 3.3. hereof.

(j)

Warranty. Grantor will warrant and forever defend the title to the Mortgaged Property against the claims of all persons making any claim to the same or any part thereof, subject to the Permitted Encumbrances.

(k)

Permitted Encumbrances. Grantor will comply with and will perform all of the covenants, agreements and obligations imposed upon it or the Mortgaged Property in the Permitted Encumbrances in accordance with their respective terms and provisions.  Grantor will not modify or permit any modification of any Permitted Encumbrance without the prior written consent of Lender.

(l)

Title Policy.  If requested by Lender, Grantor shall, at its sole cost and expense obtain and maintain a Title Policy issued by a title company acceptable to Lender.

(m)

Appraisal.  If Lender, in good faith, deems it necessary to have the Land and Improvements appraised, Grantor agrees to such and acknowledges that Grantor will bear the cost of the new appraisal which shall be performed by an appraiser acceptable to Lender; provided, however, Grantor shall not be liable for the cost of more than one (1) appraisal during any five (5) year period unless the requirement of an appraisal is caused, in whole or in part, by the occurrence of an Event of Default or is required by a Governmental Authority.  Lender may deem it necessary to obtain a new appraisal if an

DEED OF TRUST

Event of Default occurs and such continues for more than fifteen (15) days, or if material deterioration of the financial condition of Grantor occurs, or if material deterioration of the value of the Land and Improvements occurs caused by economic conditions or physical obsolescence.

(n)

No Other Liens.  Grantor will not, without the prior written consent of Lender, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual (except for the lien for ad valorem taxes on the Mortgaged Property which are not delinquent), security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Mortgaged Property, or any part thereof, other than the Permitted Encumbrances, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Deed of Trust, and should any of the foregoing become attached hereafter in any manner to any part of the Mortgaged Property without the prior written consent of Lender, Grantor will cause the same to be promptly discharged and released.

(o)

No Disposition.  Grantor will not make a Disposition without obtaining Lender’s prior written consent to the Disposition, which shall not be unreasonably withheld or delayed.

(p)

Business Change.  Grantor will not make or permit to occur or exist a material change in the character of its business activities as such existed on the date hereof, without Lender’s prior written consent.

(q)

Environmental.  Grantor shall not cause or permit the Mortgaged Property or Grantor to be in violation of, or do anything or permit anything to be done which will subject the Mortgaged Property to any remedial obligations under, any Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to Grantor and/or the Mortgaged Property, and Grantor will promptly notify Lender in writing of any existing, pending or, to the best knowledge of Grantor, threatened investigation or inquiry by any governmental authority in connection with any Environmental Laws.  Grantor shall obtain all permits, licenses or similar authorizations to construct, occupy, operate or use any Improvements, Fixtures and equipment forming a part of the Mortgaged Property by reason of any Environmental Laws.  Grantor shall take all steps necessary to determine that no Hazardous Substances are being disposed of or otherwise released on or to the Mortgaged Property.  Grantor shall not cause or permit the disposal or other release of any Hazardous Substances on or to the Mortgaged Property and covenants and agrees to keep or cause the Mortgaged Property to be kept free of all Hazardous Substances and to remove the same (or if removal is prohibited by law, to take whatever action is required by law) promptly upon discovery at its sole expense.  Upon Lender’s reasonable request, at any time and from time to time during the existence of this Deed of Trust (but not more frequently than once every twenty-four (24) months), Grantor will provide at Grantor’s sole expense an inspection or audit of the Mortgaged Property from an engineering or consulting firm approved by Lender, indicating the presence or absence of Hazardous Substances on the Mortgaged Property.  If Grantor fails to provide same after forty-five (45) days’ notice, Lender may order same, and Grantor grants to Lender and its agents, employees, contractors and consultants access to the Mortgaged Property and a license (which is coupled with an interest and irrevocable while this Deed of Trust is in effect) to perform inspections and tests.  The cost of such inspections and tests shall be a demand obligation owing by Grantor to Lender pursuant to this Deed of Trust and shall be subject to and covered by the provisions of Section 3.3 hereof.  Grantor shall give prompt written notices to Lender of: (i) any proceeding or inquiry by any governmental or nongovernmental entity or person with respect to the presence of any Hazardous Substances on, under, from or about the Mortgaged Property; the migration thereof from or to other property; the disposal, storage, or treatment of any Hazardous Substances generated or used on, under or about the Mortgaged Property; (ii) all claims made or threatened by any third party against Grantor or the Mortgaged Property

DEED OF TRUST

or any other owner or operator, including a tenant, of the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance; and (iii) Grantor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property  or any part  thereof to be subject to any investigation or cleanup pursuant to any Environmental Laws.  If any remedial work (“Remedial Work”) is reasonably necessary or desirable, Grantor shall commence and thereafter diligently prosecute to completion all such Remedial Work within thirty (30) days (or longer period if Lender believes such is necessary in Lender’s reasonable discretion) after written demand by Lender for performance thereof (or such shorter period of time as may be required under any Environmental Laws).  All Remedial Work shall be performed by contractors approved in advance by Lender, and under the supervision of a consulting engineer approved by Lender.  All costs and expenses of such Remedial Work shall be paid by Grantor including, without limitation, Lender’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work.

3.3

Right of Lender to Perform.  If Grantor fails to perform any act or to take any action which Grantor is required to perform or take hereunder or under any of the other Loan Documents, or to pay any money which Grantor is required to pay hereunder or under any of the other Loan Documents, or takes any action prohibited hereby or thereby, which failure continues beyond any applicable cure period provided for in any of the Loan Documents, Lender, in Grantor’s name or in its own name, may, but shall not be obligated to, after providing Grantor with written notice of Lender’s intent, perform or cause to be performed such act or take such action.  Lender’s performance, as set forth in the preceding sentence, will not waive Grantor’s default.  Any amounts due and owing by Grantor to Lender pursuant to this Deed of Trust (including amounts payable pursuant to indemnity provisions) shall be payable on demand, shall bear interest from the date such amount becomes due until paid at the Maximum Rate, shall be a part of the Indebtedness, and shall be secured by this Deed of Trust.

3.4

Change in Organization.  Grantor will not cause or permit any (a) change of Grantor’s chief executive office to a jurisdiction other than as represented below in this Deed of Trust, or (b) change the state of Grantor’s organization as it exists on the date of this Deed of Trust, or (c) change Grantor’s name as it exists on the date of this Deed of Trust, unless Grantor shall have notified Lender in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by  Lender for the purpose of further perfecting or protecting the security of interest in favor of Lender in the Mortgaged Property.  In any written notice furnished pursuant to this Section, Grantor will expressly state that the notice is required by this Deed of Trust and contains facts that may require additional filings of financing statements or other notices for the purpose of continuing perfection of Lender’s security interest in the Mortgaged Property.

3.5

Indemnification Regarding Environmental Matters.  Grantor agrees to indemnify and hold Lender and Trustee (for purposes of this Section, the terms “Lender” and “Trustee” shall include the directors, officers, partners, employees, representatives and agents of  Lender and Trustee, respectively, and any persons or entities owned or controlled by, owning or controlling, or under common control or otherwise affiliated with Lender and Trustee, respectively) harmless from and against, and to reimburse Lender and Trustee with respect to, any and all claims, demands, losses, damages (including consequential damages), liabilities, causes of action, judgments, penalties, costs and expenses (including attorneys’ fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, imposed on, asserted against or incurred by Lender and/or the Trustee at any time and from time to time by reason of, in connection with or arising out of (a) the breach of any representation or warranty of Grantor as set forth herein regarding Environmental Laws, (b) the failure of Grantor to perform any obligation herein required to be performed by Grantor regarding Environmental Laws, (c) any violation on or before the Release Date (defined below) of any Environmental Laws in effect on or before the Release Date, (d) the removal of Hazardous Substances from the Mortgaged Property (or if

DEED OF TRUST

removal is prohibited by law, the taking of whatever action is required by law), (e) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including, without limitation, the presence on the Mortgaged Property or release from the Mortgaged Property of any Hazardous Substances on or prior to the Release Date), resulting from or in connection with the ownership, construction, occupancy, operation, use and/or maintenance of the Mortgaged Property, regardless of whether the act, omission, event or circumstance constituted a violation of any Environmental Law at the time of its existence or occurrence, and (f) any and all claims or proceedings (whether brought by private party or governmental agency) for bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous substance or solid waste located upon or migrating into, from or through the Mortgaged Property (whether or not any or all of the foregoing was caused by Grantor or its tenant or subtenant, or a prior owner of the Mortgaged Property or its tenant or subtenant, or any third party and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such substance or waste or the mere presence of such substance or waste on the Mortgaged Property).  WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES), LIABILITIES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND COURT COSTS) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY) OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR WHICH ARISE AS A RESULT OF STRICT LIABILITY, WHETHER UNDER APPLICABLE ENVIRONMENTAL LAWS OR OTHERWISE.  HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO ANY INDEMNIFIED PARTY TO THE EXTENT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.  The term “Release Date” as used herein shall mean the earlier of the following two dates: (a) the date on which the Indebtedness has been paid and performed in full and this Deed of Trust has been released, or (b) the date on which the lien of this Deed of Trust is foreclosed or a conveyance by deed in lieu of such foreclosure is fully effective; provided, if such payment, performance, release, foreclosure or conveyance is challenged, in Bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is rejected, dismissed or withdrawn with prejudice.  The foregoing indemnities shall not terminate upon the Release Date or upon the release, foreclosure or other termination of this Deed of Trust but will survive the Release Date, foreclosure of this Deed of Trust or conveyance in lieu of foreclosure, and the repayment of the Indebtedness and the discharge and release of this Deed of Trust and the other Loan Documents.  Any amount to be paid hereunder by Grantor to Lender and/or Trustee shall be a demand obligation owing by Grantor to Lender and/or Trustee and shall be subject to and covered by the provisions of Section 3.3 hereof.

ARTICLE FOUR

ASSIGNMENT OF RENTS AND CONTRACTS

4.1

Assignment of Rents.  In order to secure payment and performance of the Indebtedness and the Obligations, Grantor does hereby absolutely and unconditionally assign, transfer and set over to Lender all Rents and all proceeds and other amounts paid or owing to Grantor under or pursuant to any and all Contracts and bonds relating to the construction, erection or renovation of the Mortgaged Property; subject however to a license hereby granted by Lender to Grantor to collect and receive all of the foregoing (such license evidenced by Lender’s acceptance of the Deed of Trust), subject to the terms and conditions hereof.  Notwithstanding anything contained herein or in any of the other Loan Documents to the contrary, the assignment in this Section is an absolute, unconditional and presently effective

DEED OF TRUST

assignment and not merely a security interest; provided, however, upon the occurrence of an Event of Default (as hereinafter defined) hereunder or upon the occurrence of any event or circumstance which with the lapse of time or the giving of notice or both would constitute an Event of Default hereunder, such license shall automatically and immediately terminate; provided, however, that Lender shall not be deemed to have taken possession of the Mortgaged Property except on the exercise of its option to do so, evidenced by its demand and overt act for such purpose.  It shall not be necessary for Lender to institute any type of legal proceedings or take any other action whatsoever to enforce the assignment provisions in this Section 4.1.

4.2

Assignment of Lease Guaranties and Other Property.  In order to secure payment and performance of the Indebtedness and Obligations, Grantor hereby assigns to Lender all existing and future Lease Guaranties, all claims and rights to the payment of damages and other claims arising from any rejection by a lessee of any Lease under the United States Bankruptcy Code (a “Bankruptcy Claim”), all proceeds from the sale or other disposition of the Leases, the Rents, the Lease Guaranties, the Bankruptcy Claims, and all other rights and benefits of Grantor as Lessor under the Leases and under the Lease Guaranties, plus all amendments, replacements, and renewals of the foregoing.  Prior to an Event of Default, Grantor shall have the right, without joinder of Lender, to enforce the Leases, unless Lender directs otherwise.

4.3

Warranties Concerning Leases and Rents.  Grantor represents and warrants that:

(a)

Grantor has good title to the Leases and Rents and authority to assign the property described above, and no other person or entity has any right, title or interest therein;

(b)

all existing Leases are valid, unmodified and in full force and effect, except as indicated herein or in a separate document provided to Lender by Grantor, and to Grantor’s knowledge, no default exists thereunder;

(c)

unless otherwise provided herein, no Rents have been or will be assigned, mortgaged or pledged; and

(d)

no Rents have been or will be anticipated, waived, released, discounted, set off or compromised except for prudent business reasons.

4.4

Grantor’s Covenants of Performance.  Grantor covenants to:

(a)

perform all of its obligations under the Leases;

(b)

enforce the tenant’s obligations under the Leases;

(c)

defend, at Grantor’s expense, any proceeding pertaining to the Leases, including, if Lender so requests, any such proceeding to which Lender is a party; and

(d)

neither create nor permit any encumbrance upon its interest as lessor of the Leases, except this Deed of Trust and any other encumbrances permitted by this Deed of Trust.

4.5

Prior Approval for Actions Affecting Leases.  Grantor shall not, without the prior written consent of Lender:

(a)

receive or collect Rents more than one (1) month in advance;

DEED OF TRUST

(b)

encumber or assign future Rents;

(c)

waive or release any obligation of any tenant under the Leases except for prudent business reasons;

(d)

cancel, terminate, or modify any of the Leases; cause or permit any cancellation, termination or surrender of any of the Leases; or commence any proceedings for dispossession of any tenant under any of the Leases, except upon default by the tenant thereunder or except for prudent business reasons; or

(e)

permit any assignment of the Leases or of the other property pledged to Lender under this Article Four.

4.6

Lender in Possession.  Lender’s acceptance of this assignment shall not, prior to entry upon and taking possession of the Mortgaged Property by Lender, be deemed to constitute Lender a “mortgagee in possession,” nor obligate Lender to appear in or defend any proceedings relating to any of the Leases or to the Mortgaged Property, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Grantor by any tenant and not delivered to Lender.  Lender shall not be liable for any injury or damage to any person or property in or about the Mortgaged Property.

4.7

Indemnification.  Grantor hereby indemnifies and holds Lender (which shall include the directors, officers, partners, employees, representatives, attorneys and agents of Lender and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Lender) harmless from all liability, damage or expense imposed on or incurred by Lender from any claims under the Leases.  In addition, Grantor shall have no right or claim against any Lessee for the payment of any Rent to Lender pursuant to provisions in Article Four of this Deed of Trust.  The foregoing indemnities shall not terminate upon the foreclosure, release or other termination of this Deed of Trust but will survive foreclosure of this Deed of Trust or conveyance in lieu of foreclosure and the repayment of the Indebtedness and the discharge and release of this Deed of Trust and the other Loan Documents.

4.8

Merger.  There shall be no merger of the leasehold estate, created by the Leases, with the fee estate of the Land without prior written consent of Lender.

4.9

Right to Rely.  Grantor hereby irrevocably authorizes and directs the tenants under the Leases to pay Rents to Lender upon written demand by Lender after the occurrence of any Event of Default, without further consent of Grantor, and the tenants may rely upon any written statement delivered by Lender to the tenants.  Any such payment to Lender shall constitute payment to Grantor under the Leases.  The assignment of Rents set forth in Section 4.1 is not contingent upon any notice or demand by Lender to the tenants.

4.10

Termination of Assignment.  Upon payment in full of the Indebtedness and the delivery and recording of a release of Deed of Trust lien created by this Deed of Trust duly executed by Lender, the assignments described above in this Article Four shall become null and void and shall be of no further force and effect.

4.11

Waiver.  Failure or discontinuance by Lender, at any time or from time to time, to collect Rents shall not in any manner impair the subsequent enforcement by Lender of the right, power and the authority herein conferred upon Lender.

DEED OF TRUST

ARTICLE FIVE

EVENTS OF DEFAULT

Defaults.  The term “Event of Default” as used in this Deed of Trust shall mean the occurrence of any of the following events (but subject to any applicable cure and/or grace period):

5.1

Failure to Pay Indebtedness.  The failure, refusal or neglect of Grantor to make due and punctual payment of principal or interest on the Indebtedness, or any portion thereof, as the same shall become due and payable; or

5.2

Non-Performance of Covenants.  The failure of Grantor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein, and such failure continues for more than ten (10) days after written notice thereof shall have been given by Lender to Grantor; or

5.3

Loan Agreement.  An Event of Default occurs under the Loan Agreement; or

5.4

False Representation.  Any representation by Grantor or Guarantor contained herein or in any other Loan Document or otherwise made by  Grantor or Guarantor to Lender in connection with the Indebtedness and Loan Documents is false or misleading when made in any material respect; or

5.5

Action by Other Lienholder.  The holder of any lien or security interest on the Mortgaged Property (without hereby implying the consent of Lender to the existence or creation of any such lien or security interest) declares a default thereunder and such default is not cured within any applicable grace and/or notice and cure period, or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

5.6

Disposition of Mortgaged Property.  Without the prior written consent of Lender, which shall not be unreasonably withheld or delayed, Grantor makes a Disposition; or

5.7

Other Liens.  Without the prior written consent of Lender, Grantor creates, places or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual (except for the lien for ad valorem taxes on the Mortgaged Property which are not delinquent), security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Mortgaged Property, or any part thereof, other than the Permitted Encumbrances, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Deed of Trust, or acquires any Fixtures, equipment or other property forming a part of the Mortgaged Property pursuant to a lease, license or similar agreement; or

5.8

Other Contracts.  A default or event of default shall occur and be continuing after the expiration of any applicable grace and/or notice and cure period under any other written agreement (which is not a Loan Document) between Lender and Grantor.

ARTICLE SIX

REMEDIES AND RELATED RIGHTS

DEED OF TRUST

If an Event of Default shall occur, Lender may exercise any one or more of the following remedies and shall, in addition to any other rights, have the following related rights, without notice (unless notice is required by the Legal Requirements or the Loan Documents):

6.1

Acceleration.  Upon the occurrence of an Event of Default, Lender shall have the option of declaring all Indebtedness in its entirety to be immediately due and payable, and the liens and security interests evidenced hereby shall be subject to foreclosure in any manner provided for herein or provided for by applicable law as Lender may elect.  If, after maturity of the Indebtedness (whether by acceleration, default or otherwise) and prior to the sale of the Mortgaged Property under this Deed of Trust, Lender receives any partial payment on the Indebtedness, Lender shall be entitled to retain the amount of the payment and apply the same to the Indebtedness, giving Grantor credit therefor, without waiving or affecting the right of Lender (and the Trustee) to proceed with foreclosure and sale under this Deed of Trust.

6.2

Foreclosure.  If an Event of Default occurs, Trustee will, at the request of Lender, sell all or any part of the Mortgaged Property, all as Trustee in Trustee’s discretion elects.   The sale will be made in accordance with Texas Property Code (“Property Code”) Section 51.002 or any successor statute.  If the Land is situated in more than one county, then required notices will be given in both or all of such counties, the Mortgaged Property may be sold in either or any such county, and such notices shall designate the county where the Mortgaged Property will be sold.  The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.  Any sale made by Trustee hereunder may be as an entirety or in such parcels as Lender may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law.  The sale by Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and, if the proceeds of such sale of less than the whole of the Mortgaged Property shall be less than the aggregate of the Indebtedness and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than whole of the Mortgaged Property but Lender shall have the right, at its sole election, to request Trustee to sell less than the whole of the Mortgaged Property.  After each sale, Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchaser or purchasers in fee simple with general warranty of title, and shall receive the proceeds of said sale or sales and apply the same as herein provided.   Payment of the purchase price to Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof.  The power of sale granted herein shall not be exhausted by any sale held hereunder by  Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as Lender may deem necessary until all of the Mortgaged Property has been duly sold and all Indebtedness has been fully paid.  In the event any sale hereunder is not completed or is defective in the opinion of Lender, such sale shall not exhaust the power of sale hereunder and Lender shall have the right to cause a subsequent sale or sales to be made hereunder.  Any and all statements of fact or other recitals made in any deed or deeds given by Trustee or any successor or substitute appointed hereunder as to nonpayment of the Indebtedness, or as to the occurrence of any Event of Default, or as to Lender having declared all of such Indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee or any substitute or successor, or as to the appointment of any substitute or successor Trustee, or as to any other act or thing having been duly done by Lender or by Trustee or any substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited.  Trustee, his successor or substitute, may appoint or delegate any one or more persons as agent to perform any act

DEED OF TRUST

or acts necessary or incident to any sale held by Trustee, including, without limitation, the posting of notices and the conducting of sales, but in the name and on behalf of Trustee, his successor or substitute.  Lender may at any time before the sale direct Trustee to abandon the sale, and may at any time thereafter direct Trustee to again commence foreclosure.  Whether or not foreclosure is commenced by Trustee, Lender may at any time after an Event of Default occurs institute suit for collection of all or any part of the Indebtedness or foreclosure of the lien of this Deed of Trust or both.  If Lender institutes suit for collection of the Indebtedness and foreclosure of the lien of this Deed of Trust, Lender may at any time before the entry of final judgment dismiss the same, and require Trustee to sell the Mortgaged Property in accordance with the provisions of this Deed of Trust.  No single sale or series of sales under this Deed of Trust or by judicial foreclosure will extinguish the lien or exhaust the power of sale under this Deed of Trust except with respect to the items of property sold.  Trustee (including any successor trustee) will not be liable for any error of judgment or act done by such party in good faith, or be otherwise responsible or accountable to Grantor under any circumstances.

6.3

Right to Require Proof of Financial Ability and/or Cash Bid.  At any time during the bidding during a sale as described in Section 6.2, the Trustee may require a bidding party (a) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable), and (b) to demonstrate reasonable evidence of the bidding party’s financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale.  If any such bidding party (the “Questioned Bidder”) declines to comply with the Trustee’s requirement in this regard, or if such Questioned Bidder does respond but the Trustee, in Trustee’s sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, then the Trustee may continue the bidding with reservation; and in such event (i) the Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (ii) if the Questioned Bidder is not the highest bidder at  the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to the Trustee, all bids by the Questioned Bidder shall be null and void.  The Trustee may, in Trustee’s sole and absolute discretion, determine that a credit bid may be in the best interest of Grantor and Lender, and elect to sell the Mortgaged Property for credit or for a combination of cash and credit; provided, however, that the Trustee shall have no obligation to accept any bid except an all cash bid.  In the event the Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by the Trustee, but in no event later than 3:45 p.m. local time on the day of sale, then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.

6.4

Proceeds of Sale.  The proceeds of any sale held by Trustee or any receiver or public officer in foreclosure of the liens evidenced hereby shall be applied:

FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including, but not limited to, all court costs and charges of every character in the event foreclosed by suit, attorneys’ fees and a reasonable fee to Trustee acting under the provisions of Section 6.3 if foreclosed by power of sale as provided in said paragraph, not exceeding five percent (5%) of the proceeds of such sale;

SECOND, to the payment in full of the Indebtedness (including, without limitation, the principal and interest due and unpaid on the Note, attorneys’ fees and any other amounts due and unpaid and owed to Lender under this Deed of Trust) in such order as Lender may elect in its sole discretion; and

DEED OF TRUST

THIRD, the remainder, if any, shall be paid to Grantor or to such other party or parties as may be entitled thereto by applicable law.

6.5

Waiver of Deficiency Statute.

(a)

In the event an interest in any of the Mortgaged Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Grantor agrees as follows:  notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Property Code (as the same may be amended from time to time), and to the extent permitted by law, Grantor agrees that Lender shall be entitled to seek a deficiency judgment from Grantor and/or any other party obligated on the Indebtedness equal to the difference between the amount owing on the Indebtedness and the amount for which the Mortgaged Property was sold pursuant to judicial or nonjudicial foreclosure sale.  Grantor expressly recognizes that this Section 6.5(a) constitutes a waiver of the above-cited provisions of the Property Code which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought or Guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Mortgaged Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value.  Grantor further recognizes and agrees that this waiver creates an irrefutable presumption that the foreclosure sale price is equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by Grantor and/or others against whom recovery of a deficiency is sought.

(b)

Alternatively, in the event the waiver provided for in Subsection (a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Property Code (as amended from time to time):  (i) the Mortgaged Property shall be  valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner before a resale of the Mortgaged Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Mortgaged Property for cash promptly (but not later than twelve [12] months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Mortgaged Property, including, without limitation, brokerage commissions, title insurance, a survey of the Mortgaged Property, tax prorations, attorneys’ fees, and marketing costs; (iv) the gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons having at least five (5) years experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written appraisal of the Mortgaged Property taking into consideration the factors set forth above.

6.6

Lender as Purchaser.  Lender shall have the right to become the purchaser at any sale held by any Trustee or substitute or successor or by any receiver or public officer, and if Lender purchases at any such sale Lender shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Indebtedness owing to Lender.

6.7

Remedies Cumulative.  All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies

DEED OF TRUST

provided for in any of the other Loan Documents, or any part thereof, or otherwise benefitting Lender, and Trustee and Lender shall, in addition to the remedies herein provided, be entitled to avail themselves of all such other remedies as may now or hereafter exist at law or in equity for the collection of the Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and resort to any remedy provided for hereunder or under any such Loan Documents or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

6.8

Payment after Acceleration.  If, following the occurrence of an Event of Default, and an acceleration of the Indebtedness or any part thereof but prior to a foreclosure sale of the Mortgaged Property, Grantor shall tender to Lender the payment of an amount sufficient to satisfy the entire Indebtedness or the part thereof which has been accelerated, such tender shall be deemed a voluntary prepayment pursuant to the Indebtedness and, accordingly, Grantor, to the extent permitted by applicable law, shall also pay to Lender the premium, if any, then required under the Loan Documents in order to exercise the prepayment privilege contained therein.

ARTICLE SEVEN

MISCELLANEOUS

7.1

Defeasance.  If all of the Indebtedness is paid as the same becomes due and payable and if all of the covenants, warranties, undertakings and agreements made in this Deed of Trust are kept and performed, and Grantor’s ability to borrow under the Loan Documents has been terminated, then and in that event only, all rights under this Deed of Trust shall terminate and the Mortgaged Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released by Lender in due form at Grantor’s cost.

7.2

Risk of Loss; Implied Covenants.  The risk of loss or damage to the Mortgaged Property is on Grantor, and Lender shall have no liability whatsoever for the decline in value of the Mortgaged Property, for failure to obtain or maintain insurance, or for failure to determine whether insurance in force is adequate as to amount or as to the risks insured.  Grantor and Lender agree that there are no, nor shall there be any, implied covenants of good faith and fair dealing or other similar covenants or agreements in this Deed of Trust and the other Loan Documents.  All agreed contractual duties are set forth in this Deed of Trust, the Note, and the other Loan Documents.

7.3

Successor Trustee.  Trustee may be removed at any time with or without cause, at the option of Lender, by written declaration of removal executed by Lender, without any notice to or demand upon Trustee, Grantor or any other person.  If at any time Trustee is removed, dies or refuses, fails or is unable to act as Trustee, Lender may appoint any person as successor Trustee hereunder, without any formality other than a written declaration of appointment executed by Lender.  Immediately upon appointment, the successor Trustee so appointed automatically will be vested with all the estate and title in the Mortgaged Property, and with all of the rights, powers, privileges, authority, options and discretions, and charged with all of the duties and liabilities, vested in or imposed upon Trustee by this instrument, and any conveyance executed by any successor Trustee will have the same effect and validity as if executed by the Trustee named in this Deed of Trust.

7.4

INDEMNITY.  GRANTOR SHALL INDEMNIFY, DEFEND, PROTECT AND HOLD HARMLESS LENDER (WHICH SHALL INCLUDE TRUSTEE) AS PROVIDED IN THE LOAN AGREEMENT.

DEED OF TRUST

7.5

Waiver by Lender.  Lender may at any time and from time to time in writing (a) release any part of the Mortgaged Property, or any interest therein from the lien and security interest of this Deed of Trust without the joinder of Trustee, or (b) release any party liable, either directly or indirectly, for the Indebtedness or for any covenant herein or in any of the other Loan Documents now or hereafter securing the payment of the Indebtedness, without impairing or releasing the liability of any other party.  No such act shall in any way impair the rights of Lender hereunder except to the extent specifically agreed to by Lender in such writing.

7.6

Actions by Lender.  The lien, security interest and other security rights of Lender hereunder shall not be impaired by any indulgence, moratorium or release granted by Lender, including, but not limited to, (a) any renewal, extension, increase or modification which Lender may grant with respect to any of the Indebtedness, (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant in respect of the Mortgaged Property, or any part thereof or any interest therein, or (c) any release or indulgence granted to any endorser, guarantor or surety of any of the Indebtedness.  The taking of additional security by Lender shall not release or impair the lien, security interest or other security rights of Lender hereunder or affect the liability of Grantor or of any endorser or guarantor or other surety or improve the rights of any permitted junior lienholder of the Mortgaged Property.

7.7

Rights of Lender.  Lender may waive any Event of Default without waiving another prior or subsequent Event of Default.  Lender may remedy any Event of Default without waiving the Event of Default remedied.  Neither the failure by Lender to exercise, nor the delay by Lender in exercising, any right, power or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date.  No modification or waiver of any provision hereof nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified.  No notice to nor demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances.  Acceptance by Lender of any payment in an amount less than the amount then due on any of the Indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default hereunder.  In the event the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than Grantor (without implying Lender’s consent), Lender may, at Lender’s option deal with such successor or successors in interest with reference to this Deed of Trust and to the Indebtedness in the same manner as with Grantor, without in any way discharging Grantor’s liability upon the Indebtedness or the Obligations.

7.8

Fixture Filing.  This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all Fixtures included within the Mortgaged Property and is to be filed for record in the real property records in the Office of the County Clerk for the county or counties where the Mortgaged Property (including said Fixtures) is situated.

7.9

Subrogation.  To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced by Lender at Grantor’s request and Lender shall be subrogated to any and all rights, security interests and liens owned or held by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released; provided, however, that the terms and provisions of this Deed of Trust shall govern the rights and remedies of Lender and shall supersede the terms, provisions, rights and remedies under and pursuant to the instruments creating the liens, security interests, charges or encumbrances to which Lender is subrogated hereunder.

DEED OF TRUST

7.10

Application of Indebtedness.  If any part of the Indebtedness cannot be lawfully secured by this Deed of Trust or if any part of the Mortgaged Property cannot be lawfully subject to the lien and security interest hereof to the full extent of the Indebtedness, then all payments made shall be applied on said Indebtedness first in discharge of that portion thereof which is unsecured by this Deed of Trust.

7.11

Contest of Certain Claims.  Notwithstanding any provision to the contrary contained in this Deed of Trust, Grantor shall not be in default for failure to pay or discharge any Imposition or mechanic’s or materialman’s lien asserted against the Mortgaged Property if, and so long as, (a) Grantor shall have notified Lender of same within five (5) days of obtaining knowledge thereof; (b) Grantor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same; (c) Grantor shall have furnished to Lender a cash deposit, or an indemnity bond satisfactory to Lender with a surety satisfactory to Lender, in the amount of the Imposition or mechanic’s or materialman’s lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (d) Grantor shall promptly upon final determination thereof pay the amount of any such Imposition or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Imposition or mechanic’s or materialman’s lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property; and (f) notwithstanding the foregoing, Grantor shall immediately upon request of Lender pay (and if Grantor shall fail so to do, Lender may, but shall not be required to, pay or cause to be discharged or bonded against) any such Imposition or claim notwithstanding such contest, if in the reasonable opinion of Lender the Mortgaged Property shall be in jeopardy or in danger of being forfeited or foreclosed.  Lender may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

7.12

Maximum Interest.  It is expressly stipulated and agreed to be the intent of Grantor and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Note or the other Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law).  If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to the Note, any of the other Loan Documents or any other communication or writing by or between Grantor and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged or received by reason of Lender’s exercise of the option to accelerate the maturity of the Note and/or the other Indebtedness, or (c) Grantor will have paid or Lender will have received by reason of any voluntary prepayment by Grantor of the Note and/or the other Indebtedness, then it is Grantor’s and Lender’s express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Lender shall be credited on the principal balance of the Note and/or the other Indebtedness (or, if the Note and all other Indebtedness have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Grantor and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Grantor that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Grantor and/or credit such excess interest against the Note and/or any other Indebtedness then owing by Grantor to Lender.  Grantor hereby agrees that as a condition precedent to any claim or counterclaim (in which event such proceeding shall

DEED OF TRUST

be abated for such time period) seeking usury penalties against Lender, Grantor will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Grantor or crediting such excess interest against the Note and/or the other Indebtedness then owing by Grantor to Lender.  All sums contracted for, charged or received by Lender for the use, forbearance or detention of any debt evidenced by the Note and/or the other Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or the other Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note and/or the other Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to the Note and/or the other Indebtedness for so long as debt is outstanding.  In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note and/or the other Indebtedness.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

7.13

Notices.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed, or delivered, to the address specified for notices on the signature page below or to such other address as shall be designated by such party in a notice to the other parties.  Subject to Section 51.002 of the Texas Property Code, all such other notices and other communications shall be deemed to have been given or made upon the earliest to occur of (a) actual receipt by the intended recipient, or (b) (i) if delivered by hand or courier, when signed for by the designated recipient, (ii) if delivered by mail, four (4) business days after deposit in the mail, postage prepaid, and (iii) if delivered by facsimile when sent and receipt has been confirmed by telephone.  Electronic mail and internet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

7.14

Heirs, Successors and Assigns.  The terms, provisions, covenants and conditions hereof shall be binding upon Grantor, and the heirs, devisees, representatives, successors and assigns of Grantor including all successors in interest of Grantor in and to all or any part of the Mortgaged Property, and shall inure to the benefit of Trustee and Lender and their respective heirs, successors, substitutes and assigns and shall constitute covenants running with the Land. All references in this Deed of Trust to Grantor, Trustee or Lender shall be deemed to include all such heirs, devisees, representatives, successors, substitutes and assigns.  All Obligations contained in this Deed of Trust and the other Loan Documents are intended by Grantor, Lender, and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Deed of Trust has been fully released by Lender.

7.15

Severability.  A determination that any provision of this Deed of Trust is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Deed of Trust to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

7.16

Gender and Number.  Within this Deed of Trust, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context otherwise requires.

DEED OF TRUST

7.17

Joint and Several.  Where two or more persons or entities have executed this Deed of Trust, unless the context clearly indicates otherwise, the term “Grantor” as used in this Deed of Trust means the grantors hereunder or either or any of them and the obligations of Grantor hereunder shall be joint and several.

7.18

Consent of Lender.  Except where otherwise provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Lender is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Lender, and Lender shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Lender’s judgment.

7.19

Consent to Disposition.  It is expressly agreed that Lender may predicate Lender’s decision to grant or withhold consent to a Disposition on such terms and conditions as Lender may require, in Lender’s sole discretion, including without limitation (a) consideration of the creditworthiness of the party to whom such Disposition will be made and its management ability with respect to the Mortgaged Property, (b) consideration of whether the security for repayment of the Indebtedness and the performance and discharge of Grantor’s obligations under this Deed of Trust, or Lender’s ability to enforce its rights, remedies, and recourses with respect to such security, will be impaired in any way by the proposed Disposition, (c) an increase in the rate of interest payable under the Note or any other change in the terms and provisions of the Note and other Loan Documents, (d) reimbursement of Lender for all costs and expenses incurred by Lender in investigating the creditworthiness and management of the party to whom such Disposition will be made and in determining whether Lender’s security will be impaired by the proposed Disposition, (e) payment of Lender’s reasonable attorneys’ fees in connection with such Disposition, (f) the execution of assumption agreements, modification agreements, supplemental loan documents, and financing statements, satisfactory in form and substance to Lender, (g) endorsements (to the extent available under applicable law) to any existing mortgagee title insurance policies insuring Lender’s liens and security interests covering the Mortgaged Property, and (h) requiring additional security for the payment of the Indebtedness and performance and discharge of Grantor’s obligations under this Deed of Trust.  Nothing contained in this Section 7.19 is intended to alter Lender’s authority to withhold its consent to a Disposition in its sole, arbitrary discretion.

7.20

Entire Agreement.  The Loan Documents constitute the entire understanding and agreement between Grantor and Lender with respect to the transactions arising in connection with the Indebtedness and supersede all prior written or oral understandings and agreements between Grantor and Lender with respect thereto.  Grantor hereby acknowledges that, except as incorporated in writing in the Loan Documents, there are not, and were not, and no Persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Loan Documents.  The Loan Documents may only be modified or terminated by a written instrument or instruments executed by the party against which enforcement of the modification or termination is asserted.  Any alleged modification or termination which is not so documented shall not be effective as to any party.

7.21

Rules of Construction and Loan Agreement.  The section headings or captions in this Deed of Trust are for convenience and are not a part of this instrument for any purpose.  Any action permitted to Lender may be taken by any authorized officer, employee or agent of Lender, or any attorney, accountant, environmental consultant or other advisor or professional retained by Lender.  Use of the term “including” does not imply any limitation on (but may expand) the antecedent reference.  Unless the context clearly requires otherwise, the term “may” does not imply any obligation to act.  Any reference to exhibits or schedules means the exhibits or schedules to this Deed of Trust, which are fully incorporated by reference into this Deed of Trust.  Any reference to a particular document includes all

DEED OF TRUST

modifications, supplements, replacements, renewals or extensions of that document, but this rule of construction does not authorize amendment of any document without Lender’s consent.  In the event of any conflict between the terms of this Deed of Trust and the Loan Agreement, the terms of the Loan Agreement shall govern.

7.22

Release of Lien.  If the Indebtedness is fully paid and Lender has no further obligation to lend to Grantor, and the Obligations are fully discharged, Lender, upon Grantor’s written request and at Grantor’s expense, will execute a release of the lien created by this Deed of Trust.  The release must be in form and content satisfactory to Lender.

7.23

GOVERNING LAW; PLACE OF PERFORMANCE. THE LOAN DOCUMENTS ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS, AND THE LAWS OF SUCH STATE AND OF THE UNITED STATES SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN DOCUMENTS, EXCEPT TO THE EXTENT OTHERWISE SPECIFIED IN ANY OF THE LOAN DOCUMENTS.  THIS DEED OF TRUST, ALL OF THE OTHER LOAN DOCUMENTS, AND ALL OF THE OBLIGATIONS OF GRANTOR UNDER ANY OF THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS.  VENUE OF ANY LITIGATION INVOLVING THIS DEED OF TRUST OR ANY LOAN DOCUMENT SHALL BE MAINTAINED IN AN APPROPRIATE STATE OR FEDERAL COURT LOCATED IN DALLAS COUNTY, TEXAS, TO THE EXCLUSION OF ALL OTHER VENUES.

7.24

WAIVER OF RIGHT TO TRIAL BY JURY.  GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS.

[Signature Page Follows]

DEED OF TRUST

EXECUTED to be effective as of the date first set forth above.

GRANTOR:

HARTMAN HILLCREST, LLC,

a Texas limited liability company

By:

Allen R. Hartman, President

Mailing Address for Grantor:

2909 Hillcroft, Ste 420

Houston, Texas 77057

Facsimile No.:  (713) 465-3132

Attention:  Katherine N. O’Connell, General Counsel

Mailing Address For Lender:

Hartman XX Limited Partnership

2909 Hillcrest, Ste. 420

Houston, TX. 77057

Facsimile No.:  (713) 973-8912

Attention:  Louis T. Fox, III

DEED OF TRUST – Signature Page

STATE OF TEXAS

§

§
COUNTY OF HARRIS

§

This instrument was acknowledged before me on the __ day of _______________, 2015, by Allen R. Hartman, as President of HARTMAN HILLCREST, LLC, a Texas limited liability company, on behalf of said entity.

[S E A L]

Notary Public, State of Texas

My Commission Expires:

Printed Name of Notary Public

DEED OF TRUST – Signature Page

EXHIBIT “A”

LAND DESCRIPTION

DEED OF TRUST

EXHIBIT “B”

PERMITTED ENCUMBRANCES

DEED OF TRUST